Exhibit 2.5

                               INDEMNITY AGREEMENT

              This INDEMNITY AGREEMENT (this "AGREEMENT") is entered into as of October 21, 2003, by and among Great Universal Incorporated, a Delaware corporation ("GUI"), Miltope Corporation, an Alabama corporation (the "DSS CLEARED COMPANY"), and Vision Technologies Kinetics, Inc., a Delaware corporation ("VTK").

              WHEREAS,  prior to June 1999, IV Phoenix  Group,  Inc., a New York corporation ("PGI"), was 82% owned and Miltope Group Inc., a Delaware corporation (the "COMPANY"), was 62.8% owned by XSource Corporation (formerly Innova International Corporation), a Delaware corporation; XSource Corporation was a wholly-owned subsidiary of GUI; GUI was a wholly-owned subsidiary of MIC-USA, Inc., a Delaware corporation ("MIC-USA"); and MIC-USA was a wholly-owned subsidiary of Millicom International Cellular S.A., a Luxembourg corporation (collectively, the "MIC-USA GROUP"); and

              WHEREAS, in connection with a reorganization in June 1999, GUI became the 90% owner of PGI and the 62.8% owner of the Company; GUI became a wholly-owned subsidiary of Great Universal LLC ("GU-LLC"), a Delaware limited liability company; and MIC-USA became the sole member of GU-LLC until December 1999 when MIC-USA assigned all of its ownership interests in GU-LLC to the 1999 Great Universal LLC Trust (collectively, the "GUI GROUP"); and

              WHEREAS, pursuant to a Stock Purchase Agreement by and between GUI and the Company dated April 1, 2000, GUI sold all of its shares of PGI capital stock to the Company (the "SALE"); and

              WHEREAS, the Company received the letter referred to on ANNEX A hereof (the "LETTER"), and

              WHEREAS, VTK, VTK Merger Subsidiary Corporation, an Alabama corporation and wholly-owned subsidiary of VTK ("MERGER SUBSIDIARY"), the Company and the DSS Cleared Company entered into an Agreement and Plan of Merger dated as of the date hereof (the "MERGER AGREEMENT"), pursuant to which Merger Subsidiary and the Company will merge with and into the DSS Cleared Company; and

              WHEREAS, as a condition to the obligation of VTK and Merger Subsidiary to close under the Merger Agreement, this Agreement must have been authorized, executed and delivered by GUI and GUI must be in compliance with the terms of this Agreement; and

              NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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ARTICLE 1     DEFINITIONS

              "DAMAGES"  shall  mean  any  damage,   loss,  cost  or  liability,
including without limitation, interest, penalties and reasonable attorneys' fees.

              "TAX"  shall mean any  federal,  state,  local or foreign  income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

ARTICLE 2     INDEMNIFICATION

              2.1 INDEMNIFIED MATTERS. Effective as of the closing under the Merger Agreement, GUI shall indemnify, save and hold VTK, the DSS Cleared Company, PGI and any affiliate of the DSS Cleared Company, harmless from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to:

                            (a) the unpaid Tax liability incurred prior to the Sale with respect to any entity in the MIC-USA Group or the GUI Group or any affiliate thereof, (other than PGI, the Company, or a subsidiary of the Company) under Section 1.1502-6 of the Treasury Regulations promulgated under the Internal Revenue Code of 1986, as amended or any successor provision (and any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise; and

                            (b) the Letter and the alleged conditions or events giving rise to the claims therein;

              2.2    NOTICE AND OPPORTUNITY TO DEFEND THIRD PARTY CLAIMS.

                            (a) Promptly after receipt by VTK or its Representatives (as defined below), including, without limitation, any entity that has become a subsidiary of VTK pursuant to the Merger Agreement, of notice of any demand, claim, circumstance, examination, investigation, audit, suit, action, claim or proceeding which would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation for which a claim may be made hereunder (an "ASSERTED LIABILITY"), VTK shall give prompt notice thereof (the "CLAIMS NOTICE") to GUI, PROVIDED, HOWEVER, the failure of VTK to so notify GUI will not relieve GUI of any liability that it may have under this Agreement except to the extent GUI is prejudiced by VTK's or its Representatives', as the case may be, failure to give such notice and only to the extent of such prejudice.

                            (b) GUI may elect to defend, with its own counsel, any Asserted Liability. If GUI elects to defend such Asserted Liability, it shall within thirty (30) days of receipt of the Claims Notice (or sooner, if the nature of the

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              Asserted Liability so requires) notify VTK of its intent to do so, and VTK and its Representatives shall cooperate, at the expense of GUI, in the defense of such Asserted Liability. If GUI chooses to defend any Asserted Liability, (i) VTK and its Representatives shall make reasonably available to GUI any books, records or other documents within its control that are necessary or appropriate for such defense, (ii) GUI shall keep VTK reasonably informed of the progress of the defense and any settlement discussions, (iii) GUI agrees that it will not compromise or settle an Asserted Liability under Section 2.1(b) hereunder without the consent of VTK (which consent will not be unreasonably withheld), and (iv) VTK may retain separate co-counsel at its own cost and expense and participate in the defense. If GUI fails to give notice to VTK within thirty (30) days of receipt of the Claims Notice (or sooner, if the nature of the Asserted Liability so requires) of its election to assume the defense of such Asserted Liability, GUI will be bound by any determination made with respect to such Asserted Liability or any compromise or settlement reached with respect thereto.

ARTICLE 3     COVENANTS

              3.1    COMMUNICATION  WITH RESPECT TO THE LETTER.  Neither VTK nor
any of its stockholders, subsidiaries, affiliates, directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) (collectively, "REPRESENTATIVES"), shall, directly or indirectly, initiate any communication with respect to the Letter with any Interested Party (as defined on Annex A) or their respective past, present or future Representatives without the prior written consent of GUI.

              3.2 COMMUNICATION WITH RESPECT TO THIS AGREEMENT. Except for communication between the parties hereto and their respective Representatives, none of the parties hereto or their respective Representatives shall disclose this Agreement or the contents hereof to any other Person (as such term is defined in the Merger Agreement). Notwithstanding the foregoing, nothing in this Agreement shall restrict any of the foregoing parties from making any disclosure
(i) of information that was at the time of disclosure already publicly available, other than as a result of a breach by that party of this Agreement,
(ii) that may be required by applicable law, rule or regulation or by obligations pursuant to any listing agreement with any securities exchange or market, or (iii) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, PROVIDED THAT, in each case, to the extent possible, prior to making any such disclosure the disclosing party shall promptly provide the other parties to this Agreement with notice of such pending disclosure and provide such parties with an opportunity to prevent, or minimize the extent of, such disclosure.

              3.3 BREACH. If VTK or its Representatives breach Sections 3.1 or 3.2 hereof and such breach prejudices GUI, GUI shall be relieved of liability it has under this Agreement but only to the extent of such prejudice; PROVIDED HOWEVER, if such breach relates to the Letter or the contents thereof, GUI shall be relieved of all liability it has with respect to Section 2.1(b), regardless of whether or not it was prejudiced by such breach.

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ARTICLE 4                  MISCELLANEOUS

              4.1 ENTIRE AGREEMENT; CONSTRUCTION. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede any previous negotiations, commitments and writings with respect to such subject matter.

              4.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

              4.3 NOTICES. Notices shall be sent to the parties at the following addresses:

                     if to GUI:

                     153 East 53rd Street
                     59th Floor
                     New York, NY 10022
                     Attn: Henry L. Guy
                     Facsimile: (212) 702-4666

                     with a copy to:

                     Leonard Gubar, Esq.
                     Piper Rudnick LLP
                     1251 Avenue of the Americas
                     New York, New York 10020
                     Facsimile: (212) 835-6001

                     if to the Company:

                     3800 Richardson Road South
                     Hope Hull, AL 36043
                     Attn: President
                     Facsimile: (334) 613-6591

                     with a copy to:

                     Leonard Gubar, Esq.
                     Piper Rudnick LLP
                     1251 Avenue of the Americas
                     New York, New York 10020
                     Facsimile: (212) 835-6001

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                     if to VTK:

                     225 Reineckers Lane, Suite 525
                     Alexandria, VA 22314
                     Attention: Misty Walsh
                     Facsimile: (703) 683-8979

                     with a copy to:

                     Michael W. Sturrock, Esq.
                     Latham & Watkins LLP
                     80 Raffles Place #14-20
                     UOB Plaza 2, Singapore 048624
                     Facsimile: (+65) 6536-1171

              Notices may be hand-delivered or sent by certified mail, return receipt requested, Federal Express or comparable overnight delivery service, or facsimile. Notice shall be deemed received at the time delivered by hand, on the fourth business day following deposit in the U.S. mail, on the first business day following deposit with Federal Express or other delivery service, or if given by facsimile when confirmation of transmission is indicated by the sender's facsimile machine. Any party to this Agreement may change its address for notice by giving written notice to the other party at the address and in accordance with the procedures provided above.

              4.4 AMENDMENTS; WAIVERS. No modification or amendment to this Agreement, or waiver of any right or remedy herein provided, shall be effective for any purpose unless such modification, amendment or waiver is specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

              4.5 TRANSFER OF ASSETS; SUCCESSORS AND ASSIGNS. GUI covenants and agrees that it will not sell, assign, distribute, dispose of or otherwise transfer all or substantially all of its assets, or enter into any agreement to do any of the foregoing, without making adequate provisions for its obligations hereunder or causing the recipient, assignee, or transferee thereof, as the case may be, to adopt, approve and agree to be bound by the terms of this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assigned without the express written consent of each of the parties hereto.

              4.6 TERMINATION. This Agreement shall terminate on December 31, 2005, provided that, if any claim for indemnification has been made pursuant to
Article 2 prior to such date which has not been satisfied as of such date, the parties' rights and obligations with respect to such claim for indemnification shall continue and this Agreement shall not be terminated with respect to such claim for indemnification until it has been satisfied in full or otherwise finally resolved.

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              4.7    FURTHER ACTIONS.  The parties will execute and deliver such
further   instruments  and  take  such  further  actions   (including,   without
limitation, by causing their affiliates, if any, to take such actions) as may be required to carry out the intent and purpose of this Agreement.

              4.8    GOVERNING  LAW.  This  Agreement   shall  be  construed  in
accordance with and governed by the laws of Delaware, without giving effect to the conflict of laws of such state.

              4.9 TITLES AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                            (SIGNATURE PAGE FOLLOWS)

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              IN WITNESS  WHEREOF,  the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                     GREAT UNIVERSAL INCORPORATED,
                                     a Delaware corporation


                                              /s/      HENRY LEE GUY
                                        ----------------------------------------
                                     By:    Henry Lee Guy
                                     Its:   President and CEO

                                     MILTOPE CORPORATION, an Alabama corporation


                                     By:      /s/      THOMAS R. DICKINSON
                                        ----------------------------------------
                                     Name:  Thomas R. Dickinson
                                     Title: President and CEO

                                     VISION TECHNOLOGIES KINETICS, INC.,
                                     a Delaware corporation

                                              /s/      JOHN COBURN
                                        ----------------------------------------
                                     By:    John Coburn
                                     Its:   Authorized Represenative